Exhibit 4.3

FIRST AMENDMENT TO

ENVESTNET ASSET MANAGEMENT GROUP, INC.

REGISTRATION RIGHTS AGREEMENT

THIS FIRST AMENDMENT TO ENVESTNET ASSET MANAGEMENT GROUP, INC. REGISTRATION RIGHTS AGREEMENT (this “Amendment”) is entered into as of August 30, 2004 by Envestnet Asset Management Group, Inc., a Delaware corporation, f/k/a Envestnet Asset Management, Inc. (the “Company”), and the other parties listed on the signature pages hereto (the “Holders”). This Amendment amends that certain Envestnet Asset Management Group, Inc. Registration Rights Agreement, dated as of March 22, 2004, among the Company and the stockholders listed on the signature pages thereto (the “Original Agreement”). All capitalized terms used but not defined herein shall have the meaning set forth in the Original Agreement.

Preliminary Statement

The Company and the Holders desire to amend the Original Agreement as provided herein.

Now therefore, the Company and the Holders agree to amend the Original Agreement in accordance with Section 13.2 of the Original Agreement as follows:

Agreement

1. Section 11 of the Original Agreement is hereby replaced in its entirety by the following:

“Section 11. Assignability of Registration Rights; Additional Parties. The rights set forth in this Agreement shall accrue to (i) each Holder of Registrable Common Stock and (ii) each party to the EnvestNet Registration Rights Agreement upon any Approved EnvestNet Merger or other merger between EnvestNet and the Company in which the stockholders of EnvestNet receive Common Stock or securities convertible into Common Stock and in which the Envestnet Registration Rights Agreement is terminated, in the case of each of clause (i) and (ii) if such subsequent Holder or party shall have executed a written consent agreeing to be bound by the terms and conditions of this Agreement as a party to this Agreement. Notwithstanding any other provision of this Agreement, in order to become an additional party to this Agreement, such Person (the “Restricted Holder”) must agree in writing, in form and substance satisfactory to the Company, to be bound by the terms hereof to the same extent and in the same manner as other similarly situated Holders, a copy of which writing shall be maintained on file with the secretary of the Company and shall include the address of such Restricted Holder to which notices hereunder shall be sent. Each such supplementary agreement shall become effective upon its execution by the Company and the Restricted Holder, and it shall not require the signatures or the consent of any other party hereto. Upon such execution such Restricted Holder shall be bound by all the restrictions placed on Holders hereby, shall be subject to any additional restrictions set forth in such supplementary agreement and shall enjoy only such rights as are specifically set forth in such supplementary agreement.

2. Except as set forth in this Amendment, the Original Agreement remains in full force and effect in accordance with its terms.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

2

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Registration Rights Agreement on the date first above written.

THE COMPANY:	ENVESTNET ASSET MANAGEMENT GROUP, INC., a Delaware corporation

	By:	/s/ Judson Bergman
Judson Bergman, Chief Executive Officer

HOLDERS:

THE ENVESTNET GROUP, INC., a Delaware corporation

	By:	/s/ Judson Bergman
Judson Bergman, Chief Executive Officer

Siva Suresh

Karen McCue

/s/ Mohan Ananda, Aug 31, 04
Mohan Ananda

/s/ Suresh Kolachalam
Suresh Kolachalam

S. Ramesh

Dr. C. Siva

GRP II, L.P.

By:	GRPVC, L.P.
its General Partner

By:	GRP Management Services Corp., a Delaware corporation its General Partner

By:	/s/ Yves Sisteron
Name:	Yves Sisteron
Title:	President

GRP II Partners, L.P., a Delaware limited partnership

By:	GRPVC, L.P.
its General Partner

By:	GRP Management Services Corp., a Delaware corporation
its General Partner

By:	/s/ Yves Sisteron
Name:	Yves Sisteron
Title:	President

GRP II Investors, L.P., a Delaware limited partnership

By:	Merchant Capital, Inc.
its General Partner

By:	/s/ Yves Sisteron
Name:	Yves Sisteron
Title:

4

APEX INVESTMENT FUND V, L.P., a Delaware limited partnership

By:

By:	/s/ James A. Johnson
Name:	James A. Johnson
Title:	Director

F. ANNETTE SCOTT REVOCABLE TRUST

By:	/s/ F. Annette Scott
Trustee

RICHARD L. SCOTT REVOCABLE TRUST

By:	/s/ Richard Scott
Trustee

RICHARD L. AND F. ANNETTE SCOTT FAMILY PARTNERSHIP, LTD.

By:	/s/ Richard Scott
Title:	General Partner

JUDSON T. BERGMAN

THE TAHOMA FUND, LLC, a Washington limited liability company

By:	ORCA BAY PARTNERS, LLC, its Manager

By:	/s/ Ross Chapin
Ross Chapin, Manager

EDGEWATER PRIVATE EQUITY FUND III, L.P., a Delaware limited partnership

By: Edgewater III Management, L.P., its General Partner

By: Gordon Management, Inc., its General Partner

By:
Title:

PMG-NG DIRECT INVESTMENT FUND, L.P.

By:	The PMG Equity Investors, L.L.C., its General Partner

By:	/S/ LAWRENCE J. SCINTO
	Name:	LAWRENCE J. SCINTO
	Title:	VICE PRESIDENT

NOVA VITA, L.P.

By: Novo Vita Management, L.P., its general partner
	By:	Cross Atlantic Partners, II, Inc., its general partner

		By:	Glenn T. Rieger
		Its:	President